Exhibit 99.1

BELDEN INC.

Unaudited Combined Condensed Pro Forma Financial Information

as of and for the six months ended July 1, 2012 and for the year ended December 31, 2011

INTRODUCTION

We acquired 97.37% of the shares of Miranda Technologies Inc. (Miranda) for cash of $364.8 million on July 27, 2012, and we acquired the remaining 2.63% of shares of Miranda for cash of $9.9 million on July 30, 2012 (the Miranda Acquisition). Miranda is a leading provider of hardware and software solutions for the broadcast infrastructure industry, including solutions for television broadcasters and content developers to create, manipulate, and distribute High Definition Video. Its solutions span the full breadth of television operations, including production, playout, and delivery. Miranda’s headquarters are located in Montreal, Canada, with significant operations in the United States and the United Kingdom as well as a global sales presence. Miranda’s strong brands and technology enhance our portfolio of broadcast products.

In order to finance the purchase price, we borrowed CAN$250.0 million under a new term loan (the Term Loan). The remainder of the purchase price was funded with available cash.

Pro Forma Financial Information

We have prepared the unaudited combined condensed financial information set forth below to reflect the acquisition of Miranda by the application of pro forma adjustments to the historical financial statements of Belden. The periods presented consist of an unaudited pro forma combined condensed balance sheet as of July 1, 2012, and unaudited pro forma combined condensed statements of operations for the six months ended July 1, 2012 and the year ended December 31, 2011.

We have derived the unaudited combined condensed pro forma financial information by applying pro forma adjustments to the historical consolidated financial statements of Belden, as included in our Quarterly Report on Form 10-Q for the quarter ended July 1, 2012, and our Annual Report on Form 10-K for the year ended December 31, 2011. We have extracted the historical condensed consolidated financial statements of Miranda from its quarterly financial statements as of and for the six months ended June 30, 2012 and its Annual Report for the year ended December 31, 2011.

The unaudited pro forma combined condensed balance sheet as of July 1, 2012 gives pro forma effect to the Miranda Acquisition as if it occurred on July 1, 2012. The unaudited pro forma combined condensed statements of operations for the six months ended July 1, 2012 and the year ended December 31, 2011 give pro forma effect to the Miranda Acquisition as if it had occurred on January 1, 2011.

The unaudited combined condensed pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Miranda Acquisition actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

BELDEN INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEET

July 1, 2012

(Unaudited)

	Historical Belden Inc.	Historical Miranda Technologies Inc.	Pro Forma Adjustments		Pro Forma Combined
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$337,278	$38,287	$(134,002	)(i)	$241,563
Receivables, net	322,572	31,158	—		353,730
Inventories, net	183,954	19,259	10,321	(ii)	213,534
Deferred income taxes	20,073	—	(4,810	)(iii)	15,263
Other current assets	21,013	7,310	(5,105	)(iv)	23,218

Total current assets	884,890	96,014	(133,596)		847,308

Property, plant and equipment, less accumulated depreciation	287,802	30,608	(7,354	)(v)	311,056
Goodwill	343,795	43,568	116,818	(vi)	504,181
Intangible assets, less accumulated amortization	143,513	30,556	126,892	(vii)	300,961
Deferred income taxes	19,128	—	(19,128	)(iii)	—
Other long-lived assets	65,193	12,690	(11,444	)(viii)	66,439

	$1,744,321	$213,436	$72,188		$2,029,945

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214,595	$20,714	$—		$235,309
Accrued liabilities	124,413	10,188	(2,848	)(ix)	131,753
Current maturities of long-term debt	—	—	9,128	(x)	9,128

Total current liabilities	339,008	30,902	6,280		376,190

Long-term debt	550,265	—	234,297	(x)	784,562
Postretirement benefits	129,421	—	—		129,421
Deferred income taxes	—	—	2,624	(iii)	2,624
Other long-term liabilities	27,827	18,431	(6,910	)(xi)	39,348
Stockholders’ equity:					—
Common stock	503	95,801	(95,801	)(xii)	503
Other stockholders’ equity	697,297	68,302	(68,302	)(xii)	697,297

Total stockholders’ equity	697,800	164,103	(164,103)		697,800

	$1,744,321	$213,436	$72,188		$2,029,945

See accompanying notes to unaudited combined condensed pro forma financial information.

BELDEN INC.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 1, 2012

(Unaudited)

	Historical Belden Inc.	Historical Miranda Technologies Inc.	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share amounts)
Revenues	$948,333	$86,333	$(3,937	)(i)	$1,030,729
Cost of sales	(654,694)	(34,052)	364	(ii)	(688,382)

Gross profit	293,639	52,281	(3,573)		342,347
Selling, general and administrative expenses	(161,157)	(32,880)	(835	)(iii)	(194,872)
Research and development	(29,062)	(12,002)	(275	)(iv)	(41,339)
Amortization of intangibles	(5,805)	—	(10,636	)(v)	(16,441)
Income from equity method investment	4,701	—	—		4,701

Operating income (loss)	102,316	7,399	(15,319)		94,396
Interest expense	(24,423)	—	(4,432	)(vi)	(28,855)
Interest income	562	—	93	(vii)	655
Other income (expense)	—	(3,477)	3,477	(viii)	—

Income (loss) from continuing operations before taxes	78,455	3,922	(16,181)		66,196
Income tax benefit (expense)	(11,790)	(1,187)	6,087	(ix)	(6,890)

Income (loss) from continuing operations	$66,665	$2,735	$(10,094)		$59,306

Weighted average number of common shares and equivalents:
Basic	45,720				45,720
Diluted	46,623				46,623

Basic income per share from continuing operations	$1.46				$1.30

Diluted income per share from continuing operations	$1.43				$1.27

See accompanying notes to unaudited combined condensed pro forma financial information.

BELDEN INC.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Unaudited)

	Historical Belden Inc.	Historical Miranda Technologies Inc.	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Revenues	$1,981,953	$183,502	$(15,554	)(i)	$2,149,901
Cost of sales	(1,410,134)	(72,301)	6,136	(ii)	(1,476,299)

Gross profit	571,819	111,201	(9,418)		673,602
Selling, general and administrative expenses	(325,950)	(61,760)	2,888	(iii)	(384,822)
Research and development	(55,711)	(22,934)	186	(iv)	(78,459)
Amortization of intangibles	(13,772)	—	(20,434	)(v)	(34,206)
Income from equity method investment	13,169	—	—		13,169
Asset impairment	(2,549)	—	—		(2,549)

Operating income (loss)	187,006	26,507	(26,778)		186,735
Interest expense	(48,126)	—	(9,474	)(vi)	(57,600)
Interest income	1,011	—	153	(vii)	1,164
Other income (expense)	—	482	(482	)(viii)	—

Income (loss) from continuing operations before taxes	139,891	26,989	(36,581)		130,299
Income tax benefit (expense)	(24,638)	(4,228)	12,945	(ix)	(15,921)

Income (loss) from continuing operations	$115,253	$22,761	$(23,636)		$114,378

Weighted average number of common shares and equivalents:
Basic	47,109				47,109
Diluted	48,104				48,104

Basic income per share from continuing operations	$2.45				$2.43

Diluted income per share from continuing operations	$2.40				$2.38

See accompanying notes to unaudited combined condensed pro forma financial information.

BELDEN INC.

Notes to Unaudited Combined Condensed Pro Forma Financial Information

as of and for the six months ended July 1, 2012 and for the year ended December 31, 2011

1. Basis of Presentation

The unaudited combined condensed pro forma financial information was prepared to reflect the Miranda Acquisition. The unaudited pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments, when finalized, may differ materially from those presented in this unaudited pro forma financial information. There can be no assurance that a change in unaudited pro forma adjustments for the acquisition will not result in material changes to the information presented.

In management’s opinion, the unaudited combined condensed pro forma financial information reflects adjustments that are both necessary to present fairly the unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of operations as of and for the periods indicated and are reasonable given the information currently available. Pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. Material non-recurring profits and losses that result directly from the acquisition have not been included in the unaudited pro forma combined condensed statements of operations, including the recognition of the step-up in value of inventory in our cost of sales, the amortization of the sales backlog intangible asset, and adjusting Miranda’s historical deferred revenue to fair value.

The unaudited combined condensed pro forma financial information is for illustrative and informational purposes only and is not intended to represent what our financial position or results from operations would have been had the Miranda Acquisition been completed at the dates indicated. The unaudited combined condensed pro forma financial information should not be considered indicative of our future financial position or results of operations.

This information should be read in conjunction with Belden’s historical financial statements and accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2011 and Miranda’s historical financial statements and the accompanying notes that are included in its Annual Report for the year ended December 31, 2011.

2. Business Combination Accounting

The unaudited combined condensed pro forma financial information reflects the Miranda Acquisition using business combination accounting, which requires the measurement of the fair value of identifiable assets acquired and liabilities assumed. We have estimated the fair values as presented in the pro forma financial information using commonly accepted valuation methodologies. We are in the process of completing a formal valuation process. The valuation of acquired assets and assumed liabilities involves significant assumptions, certain risks, and various uncertainties, and actual results may differ materially from those estimates.

We will continue to refine our valuation modeling as information regarding the tangible and intangible assets is obtained, which will likely result in changes to the fair value measurements and estimates as presented herein. Upon completion of the valuation procedures, we will revise the fair values of the acquired assets and assumed liabilities, as necessary.

The allocation of the purchase price was based upon preliminary valuation models and our estimates and assumptions. The allocation is subject to change, although we will undertake to complete the final allocation of the purchase price within twelve months following the date of closing of the Miranda Acquisition. In the opinion of management, the unaudited combined condensed pro forma financial information purports a reasonable valuation of the Miranda Acquisition and provides for all adjustments necessary to reflect the effects of the transaction.

3. Miranda Technologies Inc. Historical Financial Statements

The Miranda historical financial statements presented within the unaudited combined condensed pro forma financial information have been translated from Canadian dollars into U.S. dollars at the following exchange rates: (i) $0.9737 per Canadian dollar for the unaudited pro forma condensed combined balance sheet as of July 1, 2012; (ii) $0.9946 per Canadian dollar for the unaudited pro forma condensed combined statement of operations for the six months ended July 1, 2012, and (iii) $1.0089 per Canadian dollar for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011. In addition, the Miranda historical financial statements are presented in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. Our preliminary estimates of the necessary adjustments to present the Miranda financial statements in conformity with accounting principles generally accepted in the United States are included in the Pro Forma Adjustments described in Note 4.

4. Pro Forma Adjustments

Generally, the adjustments in each of the statements presented above represent the following: (i) adjustments of the historical net book values of the assets acquired and liabilities assumed to estimated fair value and the associated income statement effects, such as revised amortization and depreciation expense as a result of the fair value adjustments and changes to estimated useful lives; (ii) the impact of financing the purchase price of the Miranda Acquisition, including the payment of cash and issuance of the Term Loan, and the associated income statement effects, such as incremental interest expense, including incremental amortization of deferred financing costs; (iii) adjustments to the historical financial statements of Miranda in order to present Miranda’s financial statements in conformity with accounting principles generally accepted in the United States and in accordance with Belden accounting policies; and (iv) consideration of the income tax implications of the pro forma adjustments.

The unaudited pro forma combined financial information presented above reflects the following specific adjustments:

Pro Forma Combined Condensed Balance Sheet

as of July 1, 2012

(i)	net cash outflow to fund a portion of the Miranda Acquisition purchase price of $125.9 million, the transaction costs associated with issuing the Term Loan to finance the remaining portion of the Miranda Acquisition purchase price of $1.6 million, and other transaction costs of $6.5 million;

(ii)	the estimated fair value adjustments on inventory;

(iii)	the recording of estimated deferred taxes as a result of the pro forma adjustments;

(iv)	the reclassification of $5.4 million of certain deferred taxes of Miranda from other current assets to deferred taxes in order to be presented in accordance with accounting principles generally accepted in the United States and the capitalization of $0.3 million of the transaction costs associated with the issuance of the Term Loan, which will be amortized using the effective interest method over the life of the Term Loan;

(v)	the estimated fair value adjustments on property, plant, and equipment;

(vi)	the remaining excess purchase price over fair value of the acquired tangible and intangible assets, net of assumed liabilities, which is recorded as goodwill, net of Miranda’s historical goodwill;

(vii)	the estimated fair value of intangible assets recorded through purchase accounting, net of Miranda’s historical intangible assets;

(viii)	the reclassification of $12.7 million of deferred taxes of Miranda from other long-lived assets to deferred taxes in order to be presented in accordance with accounting principles generally accepted in the United States and the capitalization of $1.3 million of the transaction costs associated with the issuance of the Term Loan, which will be amortized using the effective interest method over the life of the Term Loan;

(ix)	the estimated fair value adjustments on current deferred revenue;

(x)	the issuance of the Term Loan to fund a portion of the Miranda Acquisition purchase price;

(xi)	the reclassification of $12.9 million of deferred taxes of Miranda from other long-term liabilities to deferred taxes in order to be presented in accordance with accounting principles generally accepted in the United States, the recording of $7.6 million of estimated uncertain tax position liabilities in accordance with accounting principles generally accepted in the United States, and the estimated fair value adjustments on non-current deferred revenue of $1.6 million;

(xii)	the reversal of Miranda’s historical equity.

Pro Forma Combined Condensed Statements of Operations

for the six months ended July 1, 2012

(i)	the estimated deferral of revenue associated with a Miranda product line in accordance with accounting principles generally accepted in the United States;

(ii)	the estimated deferral of $0.8 million of cost of sales associated with a Miranda product line in accordance with accounting principles generally accepted in the United States, the reclassification of $0.6 million of certain other expense items of Miranda into cost of sales in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, and a $0.2 million reduction of depreciation expense associated with cost of sales as a result of estimated fair value measurements for property, plant, and equipment;

(iii)	a reclassification of $2.9 million of certain other expense items of Miranda (including stock based compensation expenses) into selling, general and administrative expenses in order to present such items in accordance with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, the elimination of $1.4 million of amortization of intangible assets previously recorded by Miranda, and a $0.7 million reduction for depreciation expense associated with selling, general and administrative expenses as a result of estimated fair value measurements for property, plant, and equipment;

(iv)	a reclassification of $1.7 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, the elimination of $1.3 million of amortization of intangible assets previously recorded by Miranda, and a $0.2 million reduction for depreciation expense associated with research and development as a result of estimated fair value measurements for property, plant, and equipment;

(v)	the effects of amortization resulting from the estimated adjustments to the value of intangible assets;

(vi)	the impact of incremental interest expense of $4.2 million and amortization of deferred financing costs on the Term Loan issued to fund a portion of the purchase price of the Miranda Acquisition of $0.2 million;

(vii)	the reclassification of Miranda’s interest income from other income to interest income in order to present interest income on a basis consistent with Belden’s accounting policies;

(viii)	a reclassification of certain other income (expense) items of Miranda in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies;

(ix)	a reclassification of $1.7 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies and the estimated tax effect of the incremental income or losses related to these pro forma adjustments of $4.4 million.

Pro Forma Combined Condensed Statements of Operations

for the year ended December 31, 2011

(i)	the estimated deferral of revenue associated with a Miranda product line in accordance with accounting principles generally accepted in the United States;

(ii)	the estimated deferral of $3.1 million of cost of sales associated with a Miranda product line in accordance with accounting principles generally accepted in the United States, the reclassification of $2.6 million of certain other income (expense) items of Miranda into cost of sales in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, and a $0.4 million reduction of depreciation expense associated with cost of sales as a result of estimated fair value measurements for property, plant, and equipment;

(iii)	a reclassification of $1.6 million of certain other expense items of Miranda (including stock based compensation expenses) into selling, general and administrative expenses in order to present such items in accordance with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, the elimination of $3.1 million of amortization of intangible assets previously recorded by Miranda, and a $1.4 million reduction for depreciation expense associated with selling, general and administrative expenses as a result of estimated fair value measurements for property, plant, and equipment;

(iv)	a reclassification of $3.1 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies, the elimination of $2.9 million of amortization of intangible assets previously recorded by Miranda, and a $0.3 million reduction for depreciation expense associated with research and development as a result of estimated fair value measurements for property, plant, and equipment;

(v)	the effects of amortization resulting from the estimated adjustments to the value of intangible assets;

(vi)	the impact of incremental interest expense of $8.5 million, amortization of deferred financing costs on the Term Loan issued to fund a portion of the purchase price of the Miranda Acquisition of $0.3 million; and a reclassification of $0.6 million of Miranda’s interest expense from other income (expense) to interest expense in order to be presented on a basis consistent with Belden’s accounting policies;

(vii)	the reclassification of Miranda’s interest income from other income to interest income in order to present interest income on a basis consistent with Belden’s accounting policies;

(viii)	a reclassification of certain other income (expense) items of Miranda in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies;

(ix)	a reclassification of $3.1 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies and the estimated taxable effect of the incremental income or losses related to these pro forma adjustments of $9.8 million.

5. Preliminary Estimated Allocation of Purchase Price

The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed as presented in the pro forma combined condensed balance sheet above, as of July 1, 2012.

(In thousands)
Cash	$31,732
Receivables	31,158
Inventories	29,580
Other current assets	1,893
Property, plant and equipment	23,254
Goodwill	160,386
Intangible assets	157,448

Total assets	$435,451

Accounts payable	$20,714
Accrued liabilities	7,340
Current deferred tax liabilities	4,810
Other long-term liabilities	11,521
Non-current deferred tax liabilities	21,752
Total liabilities	66,137

Net assets	$369,314

For purposes of the above allocation, we have estimated a fair value adjustment for inventories based on the estimated selling price of the work-in-process and finished goods acquired at the closing date less the sum of the estimated costs to complete the work-in process, the costs of disposal, and a reasonable profit allowance for our post acquisition selling efforts. We based our estimate of the fair value of the acquired property, plant and equipment and intangible assets on preliminary estimates, which will be finalized based upon the completion of a valuation study performed by a third party valuation firm.

6. Long-Term Debt

We borrowed a CAN$250 million Term Loan in order to fund a portion of the purchase price for the acquisition of Miranda. The Term Loan matures in 2017 and requires quarterly amortization payments beginning in the fourth quarter of 2012. Interest on the Term Loan is variable, based upon the three-month Canadian money-market rate plus an applicable spread. We paid $1.6 million of fees associated with the Term Loan, which will be amortized over the life of the Term Loan using the effective interest method.